Exhibit 2.1


                       EXHIBIT 2.1 -- MERGER AGREEMENT


                                   AGREEMENT


                                      and


                       PLAN OF REORGANIZATION AND MERGER



                                 by and among



                       TUMBLEWEED COMMUNICATIONS CORP.,



                        VELOCITY ACQUISITION SUB, INC.


                                      and


                                VALICERT, INC.

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

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I MERGER..................................................................................................2
   Section 1.1       The Merger...................................................................................2
   Section 1.2       Effective Time...............................................................................2
   Section 1.3       Closing......................................................................................2
   Section 1.4       Directors and Officers of the Surviving Corporation..........................................3
ARTICLE II CONVERSION OF SHARES...................................................................................3
   Section 2.1       Conversion of Shares.........................................................................3
   Section 2.2       Surrender of Certificates....................................................................3
   Section 2.3       No Fractional Shares.........................................................................4
   Section 2.4       No Dividends.................................................................................4
   Section 2.5       Return to Parent.............................................................................5
   Section 2.6       Company Option Plans.........................................................................5
   Section 2.7       Company Warrants.............................................................................6
   Section 2.8       Stock Transfer Books.........................................................................7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................7
   Section 3.1       Organization.................................................................................7
   Section 3.2       Capitalization...............................................................................8
   Section 3.3       Authorization; Validity of Agreement; Company Action.........................................9
   Section 3.4       Consents and Approvals; No Violations.......................................................10
   Section 3.5       SEC Reports and Financial Statements........................................................10
   Section 3.6       Absence of Certain Changes..................................................................11
   Section 3.7       No Undisclosed Liabilities..................................................................11
   Section 3.8       Information in Proxy Statement/Prospectus...................................................12
   Section 3.9       Employee Benefit Matters....................................................................12
   Section 3.10      Litigation; Compliance with Law.............................................................14
   Section 3.11      No Default..................................................................................14
   Section 3.12      Taxes.......................................................................................15
   Section 3.13      Contracts...................................................................................16
   Section 3.14      Assets; Real Property.......................................................................16
   Section 3.15      Environmental Matters.......................................................................17
   Section 3.16      Product Liability...........................................................................17
   Section 3.17      Intellectual Property.......................................................................18
   Section 3.18      Proprietary Rights and Confidentiality Agreements; Consulting Agreements....................20
   Section 3.19      Insurance...................................................................................20
   Section 3.20      Suppliers and Customers.....................................................................20
   Section 3.21      Labor Matters...............................................................................21
   Section 3.22      Accounts Receivable; Inventory..............................................................22
   Section 3.23      Transactions with Affiliates................................................................22
   Section 3.24      Opinion of Financial Advisor................................................................22
   Section 3.25      Brokers or Finders..........................................................................22
   Section 3.26      Tax Matters.................................................................................23
   Section 3.27      State Takeover Statutes.....................................................................23
   Section 3.28      Key Employee Compensation...................................................................23
   Section 3.29      Option Liability............................................................................23
   Section 3.30      Full Disclosure.............................................................................23
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB......................................................24
   Section 4.1       Organization................................................................................24
   Section 4.2       Capitalization..............................................................................24
   Section 4.3       Authorization; Validity of Agreement; Company Action........................................25
   Section 4.4       Consents and Approvals; No Violations.......................................................25
   Section 4.5       Information in Proxy Statement/Prospectus...................................................26
   Section 4.6       SEC Reports and Financial Statements........................................................26
   Section 4.7       Absence of Certain Changes..................................................................27
   Section 4.8       No Undisclosed Liabilities..................................................................27
   Section 4.9       Litigation; Compliance with Law.............................................................27
   Section 4.10      Brokers or Finders..........................................................................28
   Section 4.11      Taxes.......................................................................................28
   Section 4.12      Tax Matters.................................................................................29
   Section 4.13      Operations of Sub...........................................................................29
   Section 4.14      Full Disclosure.............................................................................29
ARTICLE V COVENANTS..............................................................................................29
   Section 5.1       Interim Operations of the Company...........................................................29
   Section 5.2       Interim Operations of Parent................................................................32
   Section 5.3       Access to Information.......................................................................33
   Section 5.4       Consents and Approvals......................................................................33
   Section 5.5       Employment Agreements.......................................................................34
   Section 5.6       No Solicitation by the Company..............................................................34
   Section 5.7       Stockholders' Meeting.......................................................................36
   Section 5.8       Proxy Statement/Prospectus; Registration Statement..........................................36
   Section 5.9       Additional Agreements.......................................................................37
   Section 5.10      Publicity...................................................................................37
   Section 5.11      Notification of Certain Matters.............................................................38
   Section 5.12      Directors' and Officers' Insurance and Indemnification......................................38
   Section 5.13      Affiliate Agreements........................................................................39
   Section 5.14      Cooperation.................................................................................39
   Section 5.15      Plan of Reorganization......................................................................40
   Section 5.16      Consents of Accountants.....................................................................40
   Section 5.17      Commercially Reasonable Efforts and Further Assurances......................................41
   Section 5.18      Nasdaq Qualification........................................................................41
   Section 5.19      Employee Plans and Arrangements.............................................................41
   Section 5.20      Grant of New Options........................................................................42
   Section 5.21      Payroll Tax Matters.........................................................................42
   Section 5.22      Netherlands Lease...........................................................................42
   Section 5.23      Reseller Practices..........................................................................42
   Section 5.24      Rescission Offer............................................................................43
   Section 5.25      Board of Directors..........................................................................43
ARTICLE VI CONDITIONS............................................................................................43
   Section 6.1       Conditions to the Obligations of Each Party.................................................43
   Section 6.2       Conditions to the Obligations of Parent and Sub.............................................44
   Section 6.3       Conditions to the Obligations of the Company................................................45
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER....................................................................46
   Section 7.1       Termination.................................................................................46
   Section 7.2       Effect of Termination.......................................................................47
   Section 7.3       Amendment...................................................................................48
   Section 7.4       Extension; Waiver...........................................................................48
ARTICLE VIII MISCELLANEOUS.......................................................................................48
   Section 8.1       Fees and Expenses...........................................................................48
   Section 8.2       Nonsurvival of Representations and Warranties...............................................49
   Section 8.3       Notices.....................................................................................49
   Section 8.4       Interpretation..............................................................................50
   Section 8.5       Counterparts................................................................................50
   Section 8.6       Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.........................50
   Section 8.7       Severability................................................................................50
   Section 8.8       Governing Law...............................................................................51
   Section 8.9       Assignment..................................................................................51


EXHIBITS
--------

         A        Form of Company Voting Agreement
         B        Form of Employment Agreements
         B-1      Form of Non-Competition Agreement
         C        Form of Parent Voting Agreement
         D        Form of Certificate of Merger
         E        Form of Affiliate Agreement
         F-1      Form of Gray Cary Ware & Freidenrich LLP Opinion
         F-2      Form of Skadden, Arps, Slate, Meagher & Flom LLP Opinion


SCHEDULES
---------

         A        Company Voting Agreement Signatories
         B        Company Employees Entering into Employment Agreements
         C        Parent Voting Agreement Signatories

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                            INDEX OF DEFINED TERMS

                                                                                                    Section
                                                                                                    -------

Acquisition Agreement...............................................................................5.6(b)
Affected Payroll Items..............................................................................5.21
Agreement...........................................................................................Preamble
Alternative Transaction.............................................................................5.6(a)
Ancillary Agreements................................................................................Recitals
Assertion...........................................................................................5.12(a)
Assumed Company Option Plans........................................................................2.6
Audit...............................................................................................3.12(l)
Certificate of Merger...............................................................................1.2
Certificates........................................................................................2.1(d)
Closing.............................................................................................1.3
Closing Date........................................................................................1.3
Code................................................................................................Recitals
Company.............................................................................................Preamble
Company Agreement...................................................................................3.4
Company Balance Sheet...............................................................................3.22
Company Benefit Plans...............................................................................3.9(a)
Company Board.......................................................................................3.3(b)
Company Common Stock................................................................................2.1(a)
Company Designee....................................................................................5.24(a)
Company Disclosure Schedule.........................................................................Article III
Company Financial Statements........................................................................3.5
Company License Agreements..........................................................................3.17(b)
Company Options.....................................................................................2.6
Company Option Plans................................................................................2.6
Company Reseller....................................................................................5.23
Company SEC Documents...............................................................................3.5
Company Special Meeting.............................................................................5.7(a)
Company Stockholder Approval........................................................................3.3(a)
Company Stockholders Agreements.....................................................................Recitals
Company Warrants ...................................................................................2.7
Confidentiality Agreement...........................................................................5.3
Corporations Code...................................................................................5.24
Consulting Agreement ...............................................................................3.18
Continuing Employees................................................................................5.20
DGCL................................................................................................1.1
Effective Time......................................................................................1.2
Employment Agreements...............................................................................Recitals
Environmental Claims................................................................................3.15(b)
Environmental Laws..................................................................................3.15(a)
ERISA...............................................................................................3.9(a)
ERISA Affiliate.....................................................................................3.9(a)
ESPP................................................................................................2.6
ESPP Date...........................................................................................2.6
Exchange Act........................................................................................3.4
Exchange Agent......................................................................................2.2
Exchange Ratio......................................................................................2.1(a)
GAAP................................................................................................3.5
Governmental Entity.................................................................................3.4
Gray Cary...........................................................................................5.15(b)
HMO.................................................................................................3.9(d)
Indemnified Liability...............................................................................5.12(a)
Indemnified Parties.................................................................................5.12(a)
Indemnified Party...................................................................................5.12(a)
Indemnitors.........................................................................................5.12(a)
Intellectual Property...............................................................................3.17(a)
IRS.................................................................................................3.9(a)
Liens...............................................................................................3.2(c)
material adverse effect.............................................................................3.1
Materials of Environmental Concern..................................................................3.15(a)
Merger..............................................................................................1.1
Merger Consideration................................................................................2.1(a)
Merger Filing.......................................................................................1.2
Netherlands Lease...................................................................................5.22
Non-Competition Agreements..........................................................................Recitals
Parent..............................................................................................Preamble
Parent Board........................................................................................5.7(b)
Parent Common Stock.................................................................................2.1(a)
Parent Disclosure Schedule..........................................................................Article IV
Parent Preferred Stock..............................................................................4.2(a)
Parent Registration Statement.......................................................................5.8(a)
Parent SEC Documents................................................................................4.6
Parent Special Meeting..............................................................................5.7(b)
Parent Stockholder Approval.........................................................................4.3(a)
Parent Stockholders Agreements......................................................................Recitals
Proprietary Rights and Confidentiality Agreement ...................................................3.18
Proxy Statement/Prospectus..........................................................................5.8(a)
Real Property.......................................................................................3.14
Recipient Parties...................................................................................5.3
Representatives.....................................................................................5.3
Requisite Regulatory Approvals......................................................................5.4
Restraints..........................................................................................6.1(c)
Rights..............................................................................................3.2(b)
SEC.................................................................................................3.5
Secretary of State..................................................................................1.2
Securities Act......................................................................................3.5
Skadden, Arps.......................................................................................5.15(b)
Software............................................................................................3.17(a)
SoundView...........................................................................................3.24
Special Meetings....................................................................................5.7(b)
Sub.................................................................................................Preamble
Subsequent Determination............................................................................5.6(b)
Subsidiary..........................................................................................3.1
Superior Proposal...................................................................................5.6(b)
Surviving Corporation...............................................................................1.1
Tax ................................................................................................3.12(l)
Tax Authority.......................................................................................3.12(l)
Tax Returns.........................................................................................3.12(l)
Taxes...............................................................................................3.12(l)
Third Party.........................................................................................5.6(a)
Third Party Expenses................................................................................8.1
Trade Secrets.......................................................................................3.17(a)
Trademarks..........................................................................................3.17(a)
WARN................................................................................................3.21(b)
Written Offer.......................................................................................5.24


                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                -----------------------------------------------


         AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), dated as of February 18, 2003, by and among Tumbleweed Communications Corp., a Delaware corporation ("Parent"), Velocity Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and Valicert, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:
                                  -----------

         WHEREAS, the Boards of Directors of Parent and Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, a strategic business combination between the Company and Parent upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company, having determined that such combination is desirable, has approved the transactions contemplated by this Agreement and the Ancillary Agreements (as defined below);

         WHEREAS, as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) Parent and certain stockholders of the Company identified on Schedule A hereto have entered into a voting and lock-up agreement in the form of Exhibit A hereto (the "Company Stockholders Agreements"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement and to restrict transfer or disposition of shares of Parent Common Stock (as defined in Section 2.1(a) hereof) receivable under this Agreement, subject and pursuant to the terms therein; and (ii) Parent and certain key employees of the Company identified in Schedule B hereto have entered into employment agreements (the "Employment Agreements") in the forms of Exhibit B hereto, in each case, on terms proposed by Parent, the effectiveness of which are conditioned upon the consummation of the transactions contemplated hereby, and three of such key employees have entered into a non-competition agreement with the Company (the "Non-Competition Agreements"), on terms proposed by Parent, in the form of Exhibit B-1 hereto, the effectiveness of which is conditioned upon the consummation of the transaction contemplated hereby;

         WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, (i) the Company and certain stockholders of Parent identified in Schedule C hereto have entered into a voting agreement in the form of Exhibit C hereto (the "Parent Stockholders Agreements"), pursuant to which, among other things, such stockholders agree to vote in favor of approval and adoption of this Agreement (the Company Stockholders Agreements, the Parent Stockholders Agreements, the Non-Competition Agreement and the Employment Agreements are collectively referred to herein as the "Ancillary Agreements"); and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger (as defined in Section 1.1 hereof) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements, and other good and valuable consideration, set forth herein and in the Ancillary Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                    MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company and Sub shall consummate a merger (the "Merger") pursuant to which (a) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation (the "Surviving Corporation") in the Merger and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

         Pursuant to the Merger, (a) the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time (as defined in Section
1.2 hereof), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (b) the By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, such Certificate of Incorporation and such By-laws. The Merger shall have the effects set forth in the Delaware General Corporation Law (the "DGCL").

         Section 1.2 Effective Time. Parent, Sub and the Company will cause a certificate of merger (the "Certificate of Merger") in the form of Exhibit D hereto, to be filed on the Closing Date (as defined in Section 1.3 hereof), or on such other date as Parent and the Company may agree, with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger pursuant to Section 251 of the DGCL and any other documents necessary to effect the Merger in accordance with the DGCL are duly filed with the Secretary of State (the "Merger Filing") or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 8:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301, or such other date or place as agreed to in writing by the parties hereto.

         Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of the Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                                  ARTICLE II

                             CONVERSION OF SHARES

         Section 2.1 Conversion of Shares.

              (a) Each share of common stock, $.001 par value per share (the "Company Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(c) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .385 (the "Exchange Ratio") of a fully paid and nonassessable share (the "Merger Consideration") of common stock, par value $.001 per share, of Parent (the "Parent Common Stock").

              (b) Each share of common stock, par value $.001 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, be converted into one fully paid and nonassessable share of common stock, $.001 par value per share, of the Surviving Corporation.

              (c) Any shares of Company Common Stock that are owned by Parent, Sub or any other wholly owned Subsidiary (as defined in Section 3.1) of Parent shall be canceled and retired and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

              (d) On and after the Effective Time, holders of certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, shall cease to have any rights as stockholders of the Company, except the right to receive, subject to Section 2.5 hereof, the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock held by them. Any restrictions (including, but not limited to, forfeiture or repurchase rights in favor of the Company) on shares of Company Common Stock in effect immediately prior to the Effective Time (the "Company Restricted Stock"), shall continue in full force from and after the Effective Time; provided, however, that, from and after the Effective Time, all references to the Company shall be deemed to refer to Parent.

              Section 2.2 Surrender of Certificates. At or promptly after the Effective Time, Parent shall make available to Equiserve L.P., or a bank reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II, (i) cash in an amount sufficient to pay cash in lieu of fractional shares pursuant to Section 2.3, and (ii) certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1 hereof. As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Stock and cash in lieu of fractional shares, if applicable. Upon surrender of a Certificate or Certificates to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Certificates, and the Certificate(s) so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Article II, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration (and cash in lieu of any fractional share as contemplated by Section 2.3) for each share of Company Common Stock formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a stockholder of, Parent. If a certificate representing Parent Common Stock is to be issued or a cash payment in lieu of fractional share interests is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

         Section 2.3 No Fractional Shares.

              (a) No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Certificate or Certificates, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock as quoted on The Nasdaq National Market System on the Closing Date.

              (b) As promptly as practicable following the Effective Time, the Exchange Agent shall deliver the Merger Consideration, whether in the form of Parent Common Stock or cash in lieu of fractional shares, or both to each holder of a Certificate or Certificates which have been surrendered.

         Section 2.4 No Dividends. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Dividends or other distributions with a record date after the Effective Time payable in respect of shares of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of unsurrendered Certificates. Following surrender of any previously unsurrendered Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the date of payment of any dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender, the amount of such dividends or other distributions payable with respect to such whole shares of Parent Common Stock.

         Section 2.5 Return to Parent. Any shares of Parent Common Stock made available to the Exchange Agent and not exchanged for Certificates within six
(6) months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates formerly representing shares of Company Common Stock and unclaimed within six (6) months after the Effective Time shall be redelivered or repaid by the Exchange Agent to Parent, after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to Parent for payment of the Merger Consideration, cash in lieu of fractional share interests, and any such dividends or distributions with respect to its shares of Parent Common Stock. Notwithstanding the foregoing, none of Parent, the Exchange Agent, the Surviving Corporation or any other party shall be liable to any holder of a Certificate formerly representing shares of Company Common Stock for any Merger Consideration, cash in lieu of fractional share interests or dividends or distributions properly delivered to a public official pursuant to applicable property, escheat or similar laws. If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed Merger Consideration (or funds with respect to fractional shares) payable with respect to such shares of Company Common Stock shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         Section 2.6 Company Option Plans. At the Effective Time, all options then outstanding, whether or not vested and exercisable, under the Company's 2001 Non-Statutory Stock Plan, Receipt.com Stock Plan, 1998 Stock Plan and 1996 Equity Incentive Plan (collectively, the "Company Option Plans") other than stock purchase rights outstanding pursuant to the 2000 Employee Stock Purchase Plan (the "ESPP") (collectively, the "Company Options"), in each case, as in effect on the date hereof, shall be assumed by Parent. Each Company Option assumed by Parent, shall be subject to, and exercisable upon, the same terms and conditions as under the applicable Company Option Plan and the applicable option agreement issued thereunder, except that (a) each such assumed Company Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the option price per share of Parent Common Stock subject to each such assumed Company Option shall be an amount equal to (i) the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Options. As of the Effective Time, Parent shall assume in full each outstanding Company Option and all of the other rights and obligations of the Company Option Plans, other than the Receipt.com Stock Plan, as provided herein (the "Assumed Company Option Plans").

         As of a date prior to the Effective Time, as selected by the Company (the "ESPP Date"), all offering and purchase periods in progress under the ESPP shall be terminated and no new offering or purchase period shall be commenced. The rights of the participants in the ESPP with respect to any such offering or purchase period shall be determined by treating the ESPP Date as the Purchase Date (as defined in the ESPP) of such offering and purchase periods, but otherwise treating such shortened offering and purchase periods as fully effective and completed in accordance with the terms of the ESPP effective as of the ESPP Date. The Company shall take all action necessary terminate the rights of all participants under the ESPP effective as of the ESPP Date.

         The adjustment provided herein with respect to stock options shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration, vesting schedule, exercisability and other terms of each option immediately after the Effective Time shall be the same as the corresponding terms in effect immediately before the Effective Time, except that all references to Company in the Company Option Plans (and the corresponding references in the option agreement documenting such option) shall be deemed to be references to Parent. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule (as defined in Article III hereof), vesting of Company Options shall not be accelerated as a result of the Merger. Continuous employment with the Company or its Subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time. As soon as reasonably practicable, but in no event later than thirty (30) days after the Effective Time, Parent will issue to each holder of an assumed Company Option notice of the foregoing assumption by Parent.

         Parent shall file with the SEC, no later than ten (10) business days after the Effective Time, a Registration Statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 2.6.

         Section 2.7 Company Warrants. At the Effective Time, all warrants to purchase Company Common Stock (the "Company Warrants") then outstanding, whether or not exercisable, shall be assumed by Parent. Each Company Warrant assumed by Parent shall be subject to, and exercisable upon, the same terms and conditions as under the applicable warrant agreement issued thereunder, except that (a) each assumed Company Warrant shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to (i) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and (b) the exercise price per share of Parent Common Stock subject to each assumed Company Warrant shall be an amount equal to (i) the price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent). The Company represents and warrants that each of the foregoing actions may be taken and effected by the Company without the consent of any holder of Company Warrants.

         Section 2.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for cash and/or certificates representing Parent Common Stock pursuant to this
Article II.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub all of the statements contained in this Article III. The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in Article III and shall qualify only the corresponding sections in this Article and any other section hereof where it is reasonably clear upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

         Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to any event, change or effect having a "material adverse effect" on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect, individually or in the aggregate with such other events, changes, or effects, which is materially adverse to the financial condition, businesses, results of operations, assets, liabilities or properties of such entity (or, if used with respect thereto, of such group of entities taken as a whole), it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) in and of itself, a change in the market price or trading volume of Company Common Stock or Parent Common Stock, as the case may be, (ii) conditions affecting the economy of the United States of America as a whole,
(iii) conditions affecting generally the industry in which both the Parent and the Company, as applicable, operate, (iv) the taking of any action expressly required by the terms of this Agreement, (v) failure, in and of itself, and excluding the cause of any such failure, by the Company or Parent, as applicable, to meet the revenue or earnings prediction of equity analysts as reflected in the First Call consensus estimate or any internal projections, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Closing Date, or (vi) any adverse change, effect, event, occurrence or development to the extent primarily attributable to the announcement or pendency of the Merger; provided, however, the party invoking the exclusion shall bear the burden of showing that such change, effect, event, occurrence or development which the Company or Parent, as the case may be, claims does not constitute a material adverse effect is primarily attributable to the announcement or pendency of the Merger. Section
3.1 of the Company Disclosure Schedule, sets forth a complete list of the names, jurisdiction of incorporation or other formation and capitalization of each of the Company's Subsidiaries and the jurisdictions in which the Company and each of its Subsidiaries are qualified to do business.

         Section 3.2 Capitalization.

              (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date two (2) days prior to the date hereof, (i) 25,362,436 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company preferred stock were issued and outstanding; (iii) 4,895,306 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Options pursuant to the Company Option Plans; (iv) 1,029,430 shares of Company Common Stock were reserved for issuance upon the exercise of Company Warrants; and (v) 23,327 shares of Company Restricted Stock. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with applicable law, and are not subject to any preemptive or similar rights. As of the date two (2) days prior to the date hereof, 8,582,346 shares of Company Common Stock were reserved for issuance under the Company's 1998 Stock Plan, of which 4,356,550 shares of Company Common Stock were subject to outstanding Company Options, and 2,468,907 shares of Company Common Stock remained available for subsequent grant. All Company Options were issued in compliance with applicable securities laws.

              (b) There are not now, and at the Effective Time there will not be, any (i) outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind (collectively, "Rights") to purchase or otherwise to receive from the Company or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of the Company or any of its Subsidiaries, (ii) outstanding security of any kind convertible into or exchangeable for such capital stock or (iii) voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of its Subsidiaries, and, in the case of each of clause (i), (ii) and (iii), there is not now any agreement, contract, commitment or arrangement to which the Company or any of its Subsidiaries is a party or is bound to issue or enter into, as applicable, any of the foregoing.

              (c) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company, free and clear of any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, option, right of others or restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance of any kind, whether imposed by agreement, understanding, law or equity, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing (collectively, "Liens").

              (d) Section 3.2(d) of the Company Disclosure Schedule sets forth a listing of (i) all outstanding Company Options as of the date hereof, which schedule shows the portion of each Company Option that is then vested, the vesting and acceleration provisions thereof, if any, the date upon which each Company Option expires and whether or not such Company Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code; (ii) all outstanding Company Restricted Stock as of the date hereof;
(iii) all outstanding Company Warrants as of the date hereof, which schedule shows the portion of each Company Warrant which is exercisable and the date upon which each Company Warrant expires; and (iv) each outstanding Company Option and Company Warrant that will accelerate, in whole or in part, pursuant to its terms as a result of the transactions contemplated hereby, which schedule summarizes the terms of acceleration pursuant to such Company Option, Company Warrant or Company Option Plan.

         Section 3.3   Authorization; Validity of Agreement; Company Action.

              (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company and, except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Company and, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

              (b) The Board of Directors of the Company (the "Company Board") has duly and validly approved and taken all corporate action required to be taken by such Company Board for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The Company Stockholder Approval is the only vote of the holders of any class or series of Company capital stock necessary to approve this Agreement and to consummate the Merger. The Company has taken all actions necessary with respect to the entering into of this Agreement and the Ancillary Agreements to which it is a party, the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements so as to render inapplicable to such transactions the restrictions on business combinations contained in Section 203 of the DGCL.

         Section 3.4 Consents and Approvals; No Violations. Except for the Company Stockholder Approval, the Merger Filing, and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational documents of the Company or of any of its Subsidiaries,
(ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (a "Company Agreement") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, including, but not limited to, the laws of the state of California and the state of Delaware, except in the case of clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and will not materially impair the ability of the Company to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         Section 3.5 SEC Reports and Financial Statements. The Company has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 2000 under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (the "Company Financial Statements") (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the SEC thereunder. The Company SEC Documents include all the documents that the Company was required to file with the SEC since December 31, 2000. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

         Section 3.6 Absence of Certain Changes. Except as and to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 2002, the Company and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From September 30, 2002 through the date of this Agreement, there has not occurred
(i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or of any of its Subsidiaries; or (iii) any change by the Company or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 2002 neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by
Section 5.1 hereof.

         Section 3.7 No Undisclosed Liabilities. Since December 31, 2002, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that (a) have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries or (b) would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its Subsidiaries as of the date hereof. Section 3.7 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing indebtedness of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, any of the Ancillary Agreements, the Merger or the other transactions contemplated hereby or thereby.

         Section 3.8 Information in Proxy Statement/Prospectus. The Proxy Statement/Prospectus (as defined in Section 5.8 hereof) (or any amendment thereof or supplement thereto) will not, at the date mailed to Company stockholders or at the times of the Special Meetings (as defined in Section 5.7(b) hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub specifically for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company specifically for inclusion or incorporation by reference in the Parent Registration Statement (as defined in Section 5.8 hereof) will, at the date it becomes effective and at the times of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus specifically, as to information supplied by the Company for inclusion therein, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the laws of the state of California and the state of Delaware.

         Section 3.9 Employee Benefit Matters.

              (a) All employee benefit plans and other incentive, compensation or benefit agreements or arrangements (whether written or oral) covering any current or former employee or director of, or consultant to, the Company, any Subsidiary or any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA (each, an "ERISA Affiliate") are listed in Section 3.9(a) of the Company Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of each Company Benefit Plan, trust and report and summary required under the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the favorable determination letter from the Internal Revenue Service (the "IRS") for each plan intended to be qualified under Section 401(a) of the Code, have been delivered to the Parent. Each Company Benefit Plan has been administered and maintained in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS favorable determination, opinion, advisory or notification letter, as applicable, to its qualified status under the Code and to the knowledge of the Company no event has occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan. Neither the Company nor any of its Subsidiaries has incurred (and to the knowledge of the Company no transaction has occurred which could reasonably be expected to give rise to) any liability or penalty under Section 4975, 4976 or 4980 of the Code or Section 409 or 502(i) of ERISA with respect to any Company Benefit Plan. To the knowledge of the Company, there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans. No Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened. All contributions and other payments required to be made as of the date of this Agreement to, or pursuant to, the Company Benefit Plans have been made or accrued for in the Company Financial Statements and none of the Company Benefit Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Benefit Plans ended prior to the date of this Agreement. No lien has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA on the assets of the Company, any of its Subsidiaries or any ERISA Affiliate, and no event or circumstance has occurred that is reasonably likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan. Neither the Company nor ERISA Affiliate has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, including, without limitation, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA), and neither the Company nor any ERISA Affiliate has at any time incurred or could reasonably expect to incur any liability under Title IV of ERISA.

              (b) The consummation of the Transactions will not, unless required by applicable laws as a result of any Company Benefit Plan's termination which may be required pursuant to Section 5.19 of this Agreement (either alone or upon the occurrence of any additional or subsequent events)
(i) constitute an event under any Company Benefit Plan, employment or severance agreement, trust, loan or other compensation or benefits agreement or arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director, agent or consultant of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or Parent to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, Parent or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, and no amount of any such payment or benefit will fail to be deductible by the Company by reason of
Section 162(m) of the Code.

              (c) Neither the Company nor any of its Subsidiaries (i) maintains or contributes to any Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon or with respect to periods following his retirement or termination of employment, except as may be required by Section 4980B of the Code; or (ii) has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by
Section 4980B of the Code. All amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued for in the Financial Statements.

              (d) With respect to each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, all material claims incurred (including claims incurred but not reported) by employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims, or (iii) reflected as a liability in Section 3.9(d) of the Company Disclosure Schedule. Neither the Company, any of its Subsidiaries or any ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or the Health Insurance Portability Accountability Act of 1996, as amended, or any similar provision of state law applicable to their employees.

         Section 3.10  Litigation; Compliance with Law.

              (a) There is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, Software (as defined in Section 3.17(a)) or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

              (b) The Company and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, (1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

         Section 3.11 No Default. The business of the Company and each of its Subsidiaries has not been and is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents,
(ii) any Company Agreement or (iii) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries or relating to any of the property owned, leased or used by them, or applicable to their business, excluding from the foregoing clauses (ii) and
(iii), defaults or violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries or materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. No investigation or review by any Governmental Entity or other entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries.

         Section 3.12  Taxes.

              (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by the Company and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

              (b) The Company and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof.

              (c) There are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

              (d) No federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company and its Subsidiaries and to the knowledge of the Company, no such Audit is threatened.

              (e) The Tax Returns of the Company and each of its Subsidiaries have been examined by the applicable Tax Authority (or the applicable statutory period of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited.

              (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries, and no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force.

              (g) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes.

              (h) Neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) filing a consolidated U.S. federal income tax return, other than a group the common parent of which was the Company's and neither Company nor any of its Subsidiaries is subject to Treas. Reg. 1.1502-6 for any period other than such periods during which Company and its Subsidiaries filed a consolidated U.S. federal tax return.

              (i) Neither the Company nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

              (j) Neither the Company nor any of its Subsidiaries has issued an option or warrant that continues to be outstanding as of the date hereof that when issued had an exercise price of less than 85% of the fair market value of such option or warrant on the date of issuance.

              (k) Since January 1, 2001, the Company has not redeemed any of its stock or made any distributions with respect to its stock other than regular, normal dividends and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs.

              (l) "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, corporate, business profits, franchise, income, consumption, sales, use, ad valorem and value-added tax, and any interest, fine, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the IRS and any other domestic, foreign, territorial governmental authority or agency responsible for the administration of, or having the power to impose, any Taxes. "Tax Returns" mean all federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

         Section 3.13 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, and there are no defaults thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries. Section 3.13 of the Company Disclosure Schedule sets forth a true and complete list of (i) all Company Agreements entered into by the Company or any of its Subsidiaries and included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 or any other report filed thereafter that have been altered, amended or otherwise modified in any manner, and (ii) all non-competition agreements imposing restrictions on the ability of the Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

         Section 3.14 Assets; Real Property. The Company and its Subsidiaries have all assets, properties, rights and contracts necessary to permit the Company and its Subsidiaries to conduct their business as it is currently being conducted, except where the failure to have such assets, properties, rights and contracts would not have a material adverse effect on the Company and its Subsidiaries. The Company SEC Documents accurately identify all material real property or material interests in material real property owned by the Company and its Subsidiaries (the "Real Property"). The Company or its Subsidiaries has good and marketable title to the real property owned by them, free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, easements, rights-of-way or other encumbrances and restrictions of any nature whatsoever, and those that do not adversely affect the value of such real property.

         Section 3.15 Environmental Matters. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, (a) the Company and its Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution, protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof; (b) neither the Company nor any of its Subsidiaries has received any communication or notice, whether from a governmental authority or otherwise, alleging any violation of or noncompliance with any Environmental Laws by any of the Company or its Subsidiaries or for which the any of them is responsible, and there is no pending or threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or its Subsidiaries, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), except where such Environmental Claims would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents; and (c) there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a material adverse effect or otherwise require disclosure in the Company SEC Documents. All permits and other governmental authorizations currently held or required to be held by the Company and its Subsidiaries pursuant to any Environmental Laws are identified in Section 3.15 of the Company Disclosure Schedule. The Company has provided to Parent all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company regarding environmental matters pertaining to the environmental condition of the business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or its Subsidiaries with any Environmental Laws.

         Section 3.16 Product Liability. There are not presently pending or, to the knowledge of the Company, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company and its Subsidiaries, which if adversely determined, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has extended to its customers any written non-uniform product warranties, indemnifications or guarantees.

         Section 3.17  Intellectual Property.

              (a) The Company or its Subsidiaries have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature (collectively, "Trademarks"); Software (as defined below); technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets") used in Company's and each Subsidiaries' business as currently conducted. To the knowledge of the Company, the Company or its Subsidiaries own all patents and copyrights necessary for the conduct of the Company's and each of its Subsidiaries' businesses as currently conducted, or are validly licensed under third party patents and copyrights necessary for the same. As used in this Agreement, the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for shrink-wrap or click wrap software or other off-the-shelf products that are generally available for less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company or any of its Subsidiaries is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

              (b) Section 3.17(b)(1) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) patents and patent applications; (2) Trademark registrations (including Internet domain registrations) and applications and material unregistered Trademarks; (3) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). Section 3.17(b)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all third party Software that is incorporated in any Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries, indicating for each the title, owner/licensor of the Software. Third party Software tools that are used to create the Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries but are not incorporated therein are specifically excluded from this list.

              (c) The Intellectual Property owned by the Company or any of its Subsidiaries is free and clear of all Liens, and the Company or a Subsidiary of the Company, as noted in Section 3.17(b)(1) of the Company Disclosure
Schedule is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration listed in Section 3.17(b)(1) of the Company Disclosure Schedule.

              (d) To the knowledge of the Company, the patents owned by the Company or any of its Subsidiaries are valid and enforceable, in full force and effect, and have not been canceled, expired, or abandoned. The Intellectual Property (other than patents) owned by the Company or any of its Subsidiaries is valid and enforceable, in full force and effect, and to the extent such Intellectual Property is the subject of a registration or application (as described in Section 3.17(b)), such Intellectual Property has not been canceled, expired, or abandoned. There is no pending or, to the knowledge of the Company, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the registrations listed in Section 3.17(b)(1) of the Company Disclosure Schedule, or, to the knowledge of the Company, against any Intellectual Property licensed to the Company or its Subsidiaries.

              (e) To the knowledge of the Company, the conduct of the Company's and its Subsidiaries' business as currently conducted does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Section 3.17(e) of the Company Disclosure Schedule lists all U.S. and foreign patents for which: (i) the Company has obtained written opinion of counsel; or (ii) the Company has received written notice of infringement or license offer outside the ordinary course of business. There are no claims or suits pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice of a third party claim or suit against the Company or any of its Subsidiaries (1) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

              (f) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company or any of its Subsidiaries are bound which (1) restrict the Company's or its Subsidiaries' rights to use any Intellectual Property, (2) restrict the Company's or its Subsidiaries' business in order to accommodate a third party's Intellectual Property or (3) permit third parties to use any Intellectual Property owned by the Company or any of its Subsidiaries. The Company or its Subsidiaries have not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the Company License Agreements, and no royalties, honoraria or other fees are payable by the Company or its Subsidiaries for the use of or right to use any Intellectual Property licensed to the Company or its Subsidiaries, except pursuant to the Company License Agreements. The Company License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms. To the knowledge of the Company, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any other party under any such Company License Agreement.

              (g) The Company and each of its Subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and independent contractors having access thereto to execute written non-disclosure agreements. To the knowledge of the Company, no Trade Secret of the Company or its Subsidiaries have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects the Company and the applicable Subsidiary's proprietary interests in and to such Trade Secrets. Neither the Company nor, to the knowledge of the Company, any other party to any non-disclosure agreement relating to the Company's Trade Secrets is in breach or default thereof.

              (h) To the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company or any of its Subsidiaries and no such claims have been brought or threatened against any third party by the Company or any of its Subsidiaries.

              (i) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company or any of its Subsidiaries' right to own or use any of the Intellectual Property, nor will require the consent of any governmental authority or third party in respect of any such Intellectual Property.

              (j) Section 3.17(j) of the Company Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed as the case may be. With respect to the Software set forth in Section 3.17(j) of the Company Disclosure Schedule which the Company or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of the Company or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have assigned all of their rights in such Software to the Company or any of its Subsidiaries pursuant to written agreements.

         Section 3.18 Proprietary Rights and Confidentiality Agreements; Consulting Agreements. Each current and former employee and officer of the Company and its Subsidiaries has executed a confidential information and invention assignment agreement or similar such agreement, in substantially the form previously provided to Parent (a "Proprietary Rights and Confidentiality Agreement"). All independent contractors that the Company or any of its Subsidiaries has used, including those in India, have executed a consulting agreement or similar such agreement, in substantially the form previously provided to Parent (a "Consulting Agreement"). The Company is not aware that any of the current or former employees, officers, and independent contractors of the Company or any of its Subsidiaries is in violation of their respective Proprietary Rights and Confidentiality Agreements or Consulting Agreements (as applicable).

         Section 3.19 Insurance. The Company and each of its Subsidiaries has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has not been notified of any threatened termination of, or material premium increase with respect to, any of such policies.

         Section 3.20 Suppliers and Customers. Since September 30, 2002, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (a) no such person has any intention to do so, and (b) the consummation of the transactions contemplated hereby will not adversely affect any of such relationships, and no agreements with such parties have expired or terminated.

         Section 3.21  Labor Matters.

         (a) (i) The Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours; (ii) Neither the Company nor any of its Subsidiaries has received written notice of any charge or complaint against the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other government agency or court or other tribunal regarding an unlawful employment practice; (iii) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement and there is no labor strike, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (iv) Neither the Company nor any of its Subsidiaries has received notice that any representation petition respecting the employees of the Company or any of its Subsidiaries has been filed with the National Labor Relations Board, and, to the knowledge of the Company, there has been no labor union prior to the date hereof organizing any employees of the Company or any of its Subsidiaries into one or more collective bargaining units; (v) There are no complaints, lawsuits, arbitrations or other proceedings pending, or to the knowledge of the Company, threatened by or on behalf of any present or former employee of the Company or any of its Subsidiaries alleging breach of any express or implied contract of employment; (vi) To the knowledge of the Company, no federal, state, or local agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries and no such investigation is in progress; (vii) There are no personnel arrangements, understandings, policies, rules or procedures (whether written or oral) applicable to employees of the Company or any of its Subsidiaries other than those set forth in Section 3.21(a) of the Company Disclosure Schedule, true, correct and complete copies of which have heretofore been delivered to Parent; and (viii) There are no employment contracts, severance agreements, confidentiality agreements (other than standard employee non-disclosure agreements as contemplated by Section 3.21(vii)) or any other agreements (whether written or oral) with any employees of the Company or any Subsidiary thereto.

              (b) The Company and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification Act ("WARN") or similar state statute. None of the employees of the Company or any of its Subsidiaries have suffered an "employment loss" (as defined in WARN) during the ninety (90)-day period prior to the execution of this Agreement.

              (c) Neither the Company nor any of its Subsidiaries is bound by any contract, arrangement, understanding, policy, rule or procedure (whether written or oral) that restricts its ability to terminate the employment of any of its employees at any time without payment or other liability.

         Section 3.22 Accounts Receivable; Inventory. Subject to any reserves set forth in the balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the SEC prior to the date of this Agreement (the "Company Balance Sheet"), the accounts receivable shown in the Company Balance Sheet arose in the ordinary course of business; were not, as of the date of the Company Balance Sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of the Company Balance Sheet, bona fide claims against debtors for sales, leases, licenses and other charges. All accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, are not subject to any material discount, contingency, claim of offset or recoupment or counterclaim, except for normal reserves consistent with past practice. The amount carried for doubtful accounts and allowances disclosed in the Company Balance Sheet is believed by the Company as of the date of this Agreement to be sufficient to provide for any losses which may be sustained or realization of the accounts receivable shown in the Company Balance Sheet. As of the date of the Company Balance Sheet, the inventories shown on the Company Balance Sheet consisted in all material respects of items of a quantity and quality usable or saleable in the ordinary course of business. All of such inventories were acquired in the ordinary course of business and, as of the date of this Agreement, have been replenished in all material respects in the ordinary course of business consistent with past practices. All such inventories are valued on the Company Balance Sheet in accordance with GAAP applied on a basis consistent with the Company's past practices, and provision has been made or reserves have been established on the Company Balance Sheet, in each case in an amount believed by the Company as of the date of this Agreement to be adequate, for all slow-moving, obsolete or unusable inventories.

         Section 3.23 Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement, since September 30, 2002, there have been no transactions, agreements, arrangements or understandings between the Company and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         Section 3.24 Opinion of Financial Advisor. The Company has received the written opinion of SoundView Technology Corporation ("SoundView"), dated the date hereof, to the effect that, as of such date, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

         Section 3.25 Brokers or Finders. The Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person, other than SoundView, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Parent and Sub harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees in connection with any of the transactions contemplated by this Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and SoundView, pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby. The aggregate payments payable to SoundView as a result of the consummation of the Merger, the purchase of any Securities, the issuance of any securities, and otherwise in connection with the transactions contemplated hereby and by the Ancillary Agreements, is set forth in Section
3.25 of the Company Disclosure Schedule.

         Section 3.26 Tax Matters. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         Section 3.27 State Takeover Statutes. To the knowledge of the Company, no state takeover statute (other than Chapter 203 of the DGCL, which is inapplicable) is applicable to the Merger or the transactions contemplated by this Agreement and the Ancillary Agreements.

         Section 3.28 Key Employee Compensation. Section 3.28 of the Company Disclosure Schedule lists the total compensation or benefit due or subsequently due pursuant to any agreement or understanding (written or otherwise), including without limitation as of the date hereof for the Company officers and the key employees of the Company listed on Schedule B, including without limitation the following: (1) salary (on a bi-weekly basis) , (2) bonus or any other incentive compensation arrangement (including performance objectives and payout schedule), (3) options (including type (i.e. NSO or ISO), quantity, exercise price, vesting schedule and acceleration), (4) advances or loans; and (5) any other form of compensation or payment paid or payable to such officer or key employee. Except as so designated on the Company Disclosure Schedule, all such officers or key employees have agreed in writing that there is no other compensation or benefits in any form to which they are entitled or due presently or thereafter.

         Section 3.29 Option Liability. With respect to options issued in violation of applicable law, the aggregate liability to the Company for such violation, assuming a rescission offer is effected by either party under applicable law, could not exceed the amount set forth in Section 3.29 of the Company Disclosure Schedule.

         Section 3.30 Full Disclosure. The Company has not failed to disclose to Parent any facts material to the Company's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by the Company in this Agreement and no statement by the Company contained in any schedule or certificate furnished or to be furnished by the Company to Parent pursuant to the terms hereof, or in connection with the transactions contemplated hereby or thereby, contains as of the date hereof or will contain as of the Effective Time, any untrue statements of a material fact or omit or will omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Except as set forth in the disclosure schedule prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof (the "Parent Disclosure Schedule"), the Parent and Sub represent and warrant to the Company all of the statements contained in this Article IV. The Parent Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in Article IV and shall qualify only the corresponding sections in this Article and any other section hereof where it is reasonably clear upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

         Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a material adverse effect on Parent and its Subsidiaries.

         Section 4.2 Capitalization.

              (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (the "Parent Preferred Stock"). As of the date two (2) days prior to the date hereof, (i) 30,484,301 shares of the Parent Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 9,865,344 shares of the Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of the Parent Common Stock pursuant to employee stock option plans of Parent, and (iv) 526,613 shares of Parent Common Stock were reserved for issuance upon the exercise warrants to purchase shares of Parent Common Stock. All of the issued and outstanding shares of Parent Common Stock are validly issued, fully paid and nonassessable, were issued in compliance with applicable law, and are not subject to any preemptive or similar rights.

              (b) There are not now, and at the Effective Time there will not be any (i) Right to purchase or otherwise to receive from Parent or any of its Subsidiaries any of the outstanding authorized but unissued or treasury shares of the capital stock or any other security of Parent or any of its Subsidiaries, (ii) security of any kind convertible into or exchangeable for such capital stock and (iii) voting trust or other agreement or understanding to which Parent or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of its Subsidiaries, and, in the case of each of clause (i), (ii) and (iii), there is not now any agreement, contract, commitment or arrangement to which the Parent or any of its Subsidiaries is a party or is bound to issue or entire into, as applicable, any of the foregoing.

         Section 4.3  Authorization; Validity of Agreement; Company Action.

              (a) Each of Parent and Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and, subject to obtaining approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock of the issuance of Parent Common Stock in connection with the Merger (the "Parent Stockholder Approval"), to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party and the consummation by Parent and Sub of the Merger and of the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Sub, respectively, and, subject to obtaining the Parent Stockholder Approval, no other corporate actions on the part of Parent and Sub are necessary to authorize the execution and delivery of this Agreement or such Ancillary Agreements and the consummation by each of them of the transactions contemplated hereby and thereby. Each of this Agreement and the Ancillary Agreements to which each of Parent and Sub, respectively, is a party has been duly executed and delivered by Parent or Sub, as the case may be, and if applicable, the Parent's stockholders and affiliates, assuming each of this Agreement and such Ancillary Agreements constitutes a valid and binding obligation of the other parties hereto and thereto, constitutes a valid and binding obligation of Parent or Sub, as the case may be, and Parents stockholders and affiliates enforceable against Parent, Sub or Parent's stockholders and affiliates, as the case may be, in accordance with their respective terms, in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The shares of Parent Common Stock to be issued pursuant to the Merger, upon receipt of the Parent Stockholder Approval, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

              (b) The Boards of Directors of Parent and Sub each have duly and validly approved and taken all corporate action required to be taken by such Board of Directors for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements to which Parent or Sub, as the case may be, is a party, and resolved to recommend that the stockholders of the Parent approve and adopt this Agreement. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent capital stock necessary to approve this Agreement and to consummate the Merger.

         Section 4.4 Consents and Approvals; No Violations. Except for the Parent Stockholder Approval, the Merger Filing and filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act and state blue sky laws, neither the execution, delivery or performance of this Agreement or any Ancillary Agreements by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby or thereby nor compliance by Parent and Sub with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent or Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or result in the creation of any lien) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) or (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on Parent and will not materially impair the ability of Parent or Sub to consummate the transactions contemplated hereby or by the Ancillary Agreements.

         Section 4.5 Information in Proxy Statement/Prospectus. The Registration Statement (or any amendment thereof or supplement thereto) will not, at the date it becomes effective and at the times of the Special Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Sub with respect to statements made therein based on information supplied by the Company for inclusion in the Registration Statement. None of the information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus, at the date mailed to stockholders and at the times of the Special Meetings, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement, as to information supplied by Parent or Sub, will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         Section 4.6 SEC Reports and Financial Statements. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its Subsidiaries since December 31, 2000 under the Exchange Act and the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the SEC thereunder. The Parent SEC Documents include all the documents that Parent was required to file with the SEC since December 31, 2000. Each of the consolidated financial statements included in the Parent SEC Documents have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

         Section 4.7 Absence of Certain Changes. Except as and to the extent disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since September 30, 2002, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From September 30, 2002 through the date of this Agreement, there has not occurred
(i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or of any of its Subsidiaries other than regular quarterly cash dividends or dividends paid by wholly owned Subsidiaries; or (iii) any change by Parent or any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 2002, neither Parent nor any of its Subsidiaries has taken any of the actions prohibited by Section
5.2 hereof.

         Section 4.8 No Undisclosed Liabilities. Since December 31, 2002, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that (a) have, or would be reasonably likely to have, a material adverse effect on Parent and its Subsidiaries or (b) would be required to be reflected or reserved against on a consolidated balance sheet of Parent and its Subsidiaries (including the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of Parent and its Subsidiaries as of the date hereof.

         Section 4.9  Litigation; Compliance with Law.

              (a) Except for the suits disclosed in the Parent SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding, arbitration or investigation pending or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely, individually or in the aggregate, to have a material adverse effect on Parent and its Subsidiaries, or materially impair the ability of Parent to consummate the Merger or the other transactions contemplated hereby or by the Ancillary Agreements. The foregoing includes, without limitation, actions pending or, to the knowledge of Parent, threatened (or any basis therefor known to Parent) involving the prior employment of any of Parent's or any of its Subsidiaries' employees, their use in connection with Parent's or any of its Subsidiaries' business of any information, techniques, patents, patent applications, copyrights, trade secrets, inventions, technology, know-how, Software or other intellectual property rights allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

         Parent and its Subsidiaries have complied in a timely manner and in all material respects, with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or Governmental Entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to,
(1) the Foreign Corrupt Practices Act of 1977 and any other laws regarding use of funds for political activity or commercial bribery and (2) laws relating to equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce and antitrust.

         Section 4.10 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person, other than Bear, Stearns & Co., Inc. and RBC Capital Markets, is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and Parent agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other commissions or similar fees or expenses in connection with any of the transactions contemplated by the Agreement which are asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of such party.

         Section 4.11 Taxes. Except where the failure of any of the following to occur would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries:

              (a) Parent and each of its Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by Parent and each of its Subsidiaries, and such Tax Returns are true, correct, and complete in all material respects.

              (b) Parent and each of its Subsidiaries has paid, or where payment is not yet due, has established an adequate accrual in accordance with GAAP for the payment of, all Taxes for all periods ending through the date hereof.

              (c) There are no liens for Taxes upon any property or assets of Parent or any of its Subsidiaries, except for liens for Taxes not yet due and for which adequate reserves have been established in accordance with GAAP.

              (d) No federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of Parent and its Subsidiaries and to the knowledge of Parent, no such Audit is threatened.

              (e) The Tax Returns of Parent and each of its Subsidiaries have been examined by the applicable Tax Authority (or the applicable statutory period of limitation for the assessment of Taxes for such periods have expired), and for any year that a Tax Return was examined, no material adjustments were asserted as a result of such examination which have not been resolved and fully paid, and no issue has been raised by any Tax Authority in any Audit of Parent or any of its Subsidiaries that, if raised with respect to any other period not so audited, could be expected to result in a proposed deficiency for any such period not so audited.

              (f) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Parent or any of its Subsidiaries, and no power of attorney granted by Parent or any of its Subsidiaries with respect to any Taxes is currently in force.

              (g) Neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes. Neither Parent nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) filing a consolidated U.S. federal income tax return, other than a group the common parent of which was the Parent; and neither Parent nor any of its Subsidiaries is subject to Treas. Reg. 1.1502-6 for any period other than such periods during which Parent and its Subsidiaries filed a consolidated U.S. federal income tax return.

         Section 4.12 Tax Matters. None of Parent, any of its Subsidiaries or, to the knowledge of Parent, any of their respective directors, officers or stockholders, has taken any action which would prevent the Merger from constituting a reorganization qualifying under the provisions of Section
368(a) of the Code.

         Section 4.13 Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         Section 4.14 Full Disclosure. Parent has not failed to disclose to the Company any facts material to Parent's business, results of operations, assets, liabilities, financial condition or prospects. No representation or warranty by Parent in this Agreement and no statement by Parent contained in schedule or certificate furnished or to be furnished by Parent to the Company pursuant to the terms hereof, or in connection with the transactions contemplated hereby or thereby, contains as of the date hereof or will contain as of the Effective Time, any untrue statements of a material fact or omit or will omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                                   COVENANTS

         Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly provided in this Agreement or (ii) with the prior written consent of Parent, after the date hereof and prior to the Effective Time:

              (a) the business of the Company and its Subsidiaries will be conducted in the ordinary and customary course consistent with past practice and each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

              (b) the Company will not, directly or indirectly, split, combine or reclassify the outstanding Company Common Stock, or any outstanding capital stock of any of the Subsidiaries of the Company;

              (c) neither the Company nor any of its Subsidiaries shall (i) amend its certificate of incorporation or by-laws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than issuances pursuant to the exercise of Company Options outstanding on the date hereof, in accordance with their present terms; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice; or (v) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

              (d) neither the Company nor any of its Subsidiaries shall (i) grant any increase in the compensation payable or to become payable (including without limitation salaries, bonuses, shares of the Company Common Stock or Rights to acquire the Company Common Stock or any other security of the Company or any of its Subsidiaries) by the Company or any of its Subsidiaries to any of its officers, directors, employees, agents or consultants (other than increases for non-officer employees in the ordinary course of business consistent with past practice); (ii) adopt or enter into any new plan, policy, agreement or arrangement that would constitute a Company Benefit Plan, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing Company Benefit Plan; (iii) enter into any, or amend any existing, employment or severance agreement with or, except in accordance with the existing written policies of the Company previously delivered to Parent, grant any severance or termination pay to any officer, director, employee, agent or consultant of the Company or any of its Subsidiaries; or (iv) make any loans to any of its officers, directors, employees, agents or consultants or make any changes in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on the Merger or otherwise;

              (e) neither the Company nor any of its Subsidiaries shall modify, amend or terminate any of the Company Agreements or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

              (f) neither the Company nor any of its Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

              (g) neither the Company nor any of its Subsidiaries shall license or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of the Company's or any of its Subsidiaries' Intellectual Property Rights, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except in the ordinary course of business and consistent with past practice;

              (h) neither the Company nor any of its Subsidiaries shall cancel any debts or waive, release or relinquish any contract rights or other rights of substantial value, except settlements of accounts receivable in the ordinary course of business and consistent with past practice;

              (i) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term debt except for amounts set forth in the Company's budget previously delivered to Parent and, except in the ordinary course of business consistent with past practice, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice;
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company or customary advances to employees for travel and business expenses in the ordinary course of business and consistent with past practice; provided, however, the Company shall not make any advance for travel and business expenses in an amount over one thousand dollars ($1,000) without the prior written consent of Parent); (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets) other than capital expenditures pursuant to the Company's capital expenditures budget previously delivered to Parent and other capital expenditures that do not exceed thirty-five thousand dollars ($35,000) in the aggregate as of the date hereof; or (v) without the prior written consent of Parent, which shall not be unreasonably withheld, enter into any new obligation to any third party in an amount over thirty-five thousand dollars ($35,000) or enter into any new obligations to any third party or parties in the aggregate amount over two hundred thousand dollars ($200,000); provided, however, that notwithstanding the foregoing Company may, in the ordinary course of business and consistent with past practice, enter into new obligations with third parties for normal recurring services and fees, such as utilities, regulatory filing fees, taxes and similar items, without such consent of Parent;

              (j) neither the Company nor any of its Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; or (ii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

              (k) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations (i) in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries, (ii) incurred in the ordinary course of business and consistent with past practice or (iii) which are legally required to be paid, discharged or satisfied (provided that if such claims, liabilities or obligations referred to in this clause (iii) are legally required to be paid and are also not otherwise payable in accordance with clauses (i) or (ii) above, the Company will notify Parent in writing if such claims, liabilities or obligations exceed, individually or in the aggregate, $35,000 in value, reasonably in advance of their payment);

              (l) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or any agreement relating to an Alternative Transaction (as defined in Section 5.6(a) hereof);

              (m) neither the Company nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time;

              (n) neither the Company nor any of its Subsidiaries will voluntarily make or agree to make any changes in Tax accounting methods, waive or consent to the extension of any statute of limitations with respect to Taxes, or consent to any assessment of Taxes, or settle any judicial or administrative proceeding affecting Taxes; and

              (o) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2 Interim Operations of Parent. Parent covenants and agrees that, except (i) as expressly provided in this Agreement, or (ii) with the prior written consent of the Company, after the date hereof and prior to the Effective Time:

              (a) the business of Parent and its Subsidiaries will be conducted in the ordinary and customary course consistent with past practice and each of Parent and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

              (b) Parent will not, directly or indirectly, split, combine or reclassify the outstanding Parent Common Stock;

              (c) Parent shall not: (i) amend its certificate of incorporation or by-laws; or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than regular quarterly cash dividends consistent with past practice;

              (d) neither Parent nor any of its Subsidiaries shall (i) change any of the accounting principles used by it unless required by GAAP; or (ii) take or allow to be taken any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

              (e) neither Parent nor any of its Subsidiaries will take, or agree to commit to take, any action that would make any representation or warranty of Parent and Sub contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time; and

              (f) neither Parent nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.3 Access to Information. The Company and Parent shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of each other, access, during normal business hours, during the period prior to the Effective Time, to all of the Company's or Parent's, as the case may be, and its Subsidiaries' properties, books, contracts, commitments and records and, during such period, the Company and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to each other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as the requesting party may reasonably request. Unless otherwise required by law, until the Effective Time, Parent and the Company will hold, and cause their respective officers (collectively, "Representatives"), employees, accountants, counsel, financing sources and other representatives to hold, any such information which is nonpublic in confidence in accordance with the provisions of the Mutual Non-Disclosure Agreement between the Company and Parent, dated as of March 6, 2002 (the "Confidentiality Agreement"). Notwithstanding the foregoing, Parent and the Company, its Affiliates and its and their Representatives (the "Recipient Parties") are each hereby expressly authorized to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Recipient Parties related to such structure and tax aspects. The disclosure of the structure or tax aspects of the transactions contemplated by this Agreement is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding).

         Section 5.4 Consents and Approvals. Each of the Company, Parent and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Each of the Company, Parent and Sub will, and will cause its respective Subsidiaries to, take all reasonable actions necessary to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity (collectively, the "Requisite Regulatory Approvals") or otherwise any public or private third party required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Ancillary Agreements.

         Section 5.5 Employment Agreements. Prior to the Closing, the Company shall, upon Parent's request, extend offers of employment, to be effective as of the Effective Time and to be subject to consummation of the Merger, to certain key employees of the Company identified by Parent, in each case on terms to be proposed by Parent, the effectiveness of which offer letters shall be conditioned upon the consummation of the transactions consummated hereby. With regard to the key employee compensation set forth in Section
3.28 of the Company Disclosure Schedule, the Company shall not modify the terms and conditions of any compensation or benefit to such persons subsequent to the date hereof without the prior written consent of Parent.

         Section 5.6  No Solicitation by the Company.

              (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of the Company Common Stock, the Company Board determines in good faith, after receipt of advice from outside counsel, that such action is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 5.6(a), and subject to compliance with Section 5.6(c) hereof, (A) furnish information with respect to the Company and its Subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (B) participate in discussions or negotiations regarding such proposal. For purposes of this Agreement, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than the Company and its Subsidiaries and other than Parent and its Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than thirty percent (30%) of the outstanding shares of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its significant Subsidiaries by a merger or other business combination whether or not the Company or any of its significant Subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any of them) of the Company or any of its Subsidiaries for consideration equal to thirty percent (30%) or more of the fair market value of all of the outstanding shares of the Company Common Stock on the date prior to the date hereof.

              (b) Neither the Company Board nor any committee thereof shall
(i) except as expressly permitted by this Section 5.6, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of the Company Common Stock the Company Board determines in good faith, after it has received a Superior Proposal (as defined below) and after receipt of advice from outside counsel, that such action is required for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, the Company Board may (subject to this and the following sentences) inform the Company stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval of the Merger or this Agreement (a "Subsequent Determination"), but only at a time that is after the fifth
(5th) business day following Parent's receipt of written notice advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide Parent three (3) business days from the date of such notice to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its original recommendation to stockholders without making a Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction on terms which the Company Board determines in its good faith judgment (after consultation with SoundView or other financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Company Board, after consultation with SoundView or other financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may have been proposed by Parent in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, the Company shall submit this Agreement to its stockholders whether or not the Company Board makes a Subsequent Determination.

              (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.6, the Company shall promptly advise Parent orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

              (d) Nothing contained in this Section 5.6 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

         Section 5.7  Stockholders' Meeting.

              (a) In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law and the rules of The Nasdaq Stock Market, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Special Meeting"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon this Agreement. Subject to Section 5.6 hereof, the Company shall include in the Proxy Statement/Prospectus the unanimous recommendation of the Company Board that stockholders of the Company vote in favor of the adoption of this Agreement. Nothing contained in the preceding sentence shall prohibit the Company from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Company Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to the Company's stockholders under applicable law.

              (b) In order to consummate the Merger, Parent, acting through its Board of Directors (the "Parent Board"), shall, in accordance with applicable law and the rules of The Nasdaq Stock Market, duly call, give notice of, convene and hold a special meeting of its stockholders (the "Parent Special Meeting" and, together with the Company Special Meeting, the "Special Meetings"), as soon as practicable after the Registration Statement is declared effective, for the purpose of considering and voting upon the issuance of shares of Parent Common Stock in the Merger. Parent shall include in the Proxy Statement/Prospectus the unanimous recommendation of the Parent Board that stockholders of Parent vote in favor of such issuance of shares of Parent Common Stock in the Merger. Nothing contained in the preceding sentence shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Parent Board, after receipt of advice from outside counsel, failure so to disclose would violate its fiduciary duties to Parent's stockholders under applicable law.

              (c) Parent and the Company shall use all commercially reasonable efforts to hold the Parent Special Meeting and the Company Special Meeting on the same date and as soon as reasonably practicable after the date hereof.

         Section 5.8  Proxy Statement/Prospectus; Registration Statement.

              (a) Parent and the Company shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a joint proxy statement relating to the Special Meetings to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "Proxy Statement/Prospectus"). Parent shall use commercially reasonable efforts to prepare and file with the SEC, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-4 (together with all amendments thereto, the "Parent Registration Statement"), in which the Proxy Statement/Prospectus shall be included as a prospectus, in connection with the registration under the Securities Act of the issuance of shares of Parent Common Stock and warrants to purchase shares of Parent Common Stock to be issued pursuant to the Merger. Each of Parent and the Company (i) shall cause the Proxy Statement/Prospectus and the Parent Registration Statement to comply as to form in all material respects with the applicable provision of the Securities Act, the Exchange Act and the rules and regulations thereunder, (ii) shall use all reasonable efforts to have or cause the Parent Registration Statement to become effective as promptly as practicable, and
(iii) shall take any and all action required under any applicable Federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent and the Company shall furnish to the other all information concerning Parent and the Company as the other may reasonably request in connection with the preparation of the documents referred to herein. As promptly as practicable after the Parent Registration Statement shall have become effective, each of Parent and the Company shall deliver the Proxy Statement/Prospectus to its respective stockholders.

              (b) The information supplied by each of Parent and the Company for inclusion in the Parent Registration Statement and the Proxy Statement/Prospectus shall not (i) at the time the Parent Registration Statement is declared effective, (ii) at the time the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent or the Company, (iii) at the time of the Special Meetings, or (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, any Subsidiary of the Company, Parent, any Subsidiary of Parent, or their respective officers or directors, should arise or be discovered by such party which should be set forth in an amendment or a supplement to the Parent Registration Statement or the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof. Parent may suspend the effectiveness or distribution of the Proxy Statement/Prospectus, as reasonably deemed appropriate, pending resolution of such event or circumstance.

         Section 5.9 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Ancillary Agreements, the proper officers and directors of the Company and Parent shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

         Section 5.10 Publicity. So long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement, the Ancillary Agreements, or the other transactions contemplated hereby or thereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. Without limiting the foregoing, so long as this Agreement is in effect, the Company shall not issue or cause the publication of any press release or other announcement without the prior consent of Parent, which consent shall not be unreasonably withheld.

         Section 5.11 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any Ancillary Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 5.12  Directors' and Officers' Insurance and Indemnification.

              (a) Parent agrees that at all times after the Effective Time, it shall indemnify, or shall cause the Company (or the Surviving Corporation if after the Effective Time) and its Subsidiaries to indemnify, each person who is now, or has been at any time prior to the date hereof, a director or officer of the Company or of any of the Company's Subsidiaries, successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), to the same extent and in the same manner as is now provided in the respective certificates of incorporation, by-laws of the Company and such Subsidiaries or in indemnity agreements between the Company or its Subsidiaries and such persons or otherwise in effect on the date hereof, with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) ("Indemnified Liability") based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Time. Without limiting the foregoing, in the event any Indemnified Party becomes involved in any capacity in any action, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Effective Time, then to the extent permitted by law Parent shall, or shall cause the Company (or the Surviving Corporation if after the Effective Time) to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provision by such Indemnified Party of an undertaking to reimburse the amounts so advanced in the event of a final determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto. Promptly after receipt by an Indemnified Party of notice of the assertion (an "Assertion") of any claim or the commencement of any action against him in respect to which indemnity or reimbursement may be sought against Parent, the Company, the Surviving Corporation or a Subsidiary of the Company or the Surviving Corporation ("Indemnitors") hereunder, such Indemnified Party shall notify any Indemnitor in writing of the Assertion, but the failure to so notify any Indemnitor shall not relieve any Indemnitor of any liability it may have to such Indemnified Party hereunder except where such failure shall have materially prejudiced Indemnitor in defending against such Assertion. Indemnitors shall be entitled to participate in and, to the extent Indemnitors elect by written notice to such Indemnified Party within thirty (30) days after receipt by any Indemnitor of notice of such Assertion, to assume, the defense of such Assertion, at their own expense, with counsel chosen by Indemnitors and reasonably satisfactory to such Indemnified Party. Notwithstanding that Indemnitors shall have elected by such written notice to assume the defense of any Assertion, such Indemnified Party shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such Indemnified Party, but, until there is a conflict between the positions of the Indemnified Party and the Indemnitors, the fees and expenses of such counsel shall be paid by such Indemnified Party. No Indemnified Party shall settle any Assertion without the prior written consent of Parent, nor shall Parent settle any Assertion without either (i) the written consent of all Indemnified Parties against whom such Assertion was made, or (ii) obtaining a general release from the party making the Assertion for all Indemnified Parties as a condition of such settlement.

              (b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current directors' and officers' liability insurance policies maintained by the Company on the date hereof (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions, taken as a whole, that are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that in no event shall Parent be required to maintain coverage in an amount greater than the amount set forth in Section 5.12(b) of the Company Disclosure Schedule.

              (c) This Section 5.12 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and Surviving Corporation and its successors and assigns. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.12.

         Section 5.13 Affiliate Agreements. The Company has previously delivered to Parent a list setting forth the names of all persons who are expected to be, at the time of the Special Meetings, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this
Section 5.13 to execute a written agreement as soon as practicable after the date hereof, but in no event later than the day preceding the filing of the Registration Statement, in substantially the form of Exhibit E hereto.

         Section 5.14 Cooperation. Parent and the Company shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate (i) with respect to the timing of the Special Meetings and shall use commercially reasonable efforts to hold the Special Meetings on the same day, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and
(iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents approvals or waivers. Subject to the terms and conditions of this Agreement, Parent and the Company will each use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the Registration Statement is filed, and Parent and the Company shall, subject to applicable law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the Merger and the general status of ongoing operations insofar as relevant to the Merger, provided that the parties will not confer on any matter to the extent inconsistent with law.

         Section 5.15  Plan of Reorganization.

              (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail or to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

              (b) As of the date of this Agreement, the Company does not know of any reason why it would not be able to deliver to Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") or Gray Cary Ware & Freidenrich LLP ("Gray Cary"), at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 6.2(f) and 6.3(d), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions.

              (c) As of the date of this Agreement, Parent and Sub do not know of any reason why they would not be able to deliver to Skadden Arps or Gray Cary, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 6.2(f) and 6.3(d), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions.

         Section 5.16 Consents of Accountants. Parent and the Company will each use reasonable best efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

         Section 5.17 Commercially Reasonable Efforts and Further Assurances. Subject to the terms and conditions hereof, each of the parties to this Agreement shall use commercially reasonable efforts to effect the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Merger under this Agreement. Subject to the terms and conditions hereof, each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         Section 5.18 Nasdaq Qualification. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be qualified for inclusion in the Nasdaq Stock Market, subject to official notice of issuance, as of or prior to the Effective Time.

         Section 5.19  Employee Plans and Arrangements

              (a) As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and amend or terminate Company employee plans immediately prior to the Effective Time, if appropriate, provided, however, that if any Company Benefit Plan is to be terminated, Parent shall provide Company with written notice, at least three (3) days prior to the Effective Time, of such decision to terminate any such plan). Parent shall use commercially reasonable efforts to ensure that continuous employment with the Company or its Subsidiaries shall be credited to Company employees who become Parent employees or become Continuing Employees for all purposes of eligibility and vesting of benefits but not for purposes of accrual of benefits under Parent benefit, incentive or compensation plans. Parent shall take commercially reasonable steps to (a) cause to be waived all limitations as to preexisting condition limitations, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company and its Subsidiaries under any welfare benefit plans that such employees are eligible to participate in after the Effective Time, other than limitations, exclusions or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for such employees immediately prior to the Effective Time and (b) provide each employee of the Company and its Subsidiaries with credit for any co-payments and deductibles paid during the plan year commencing immediately prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time for such plan year.

              (b) Prior to the Closing, the Company shall amend the Company Option Plans and forms of option agreements thereunder, (x) to conform the terms and conditions applicable to options granted under such Company Option Plans to the terms and conditions applicable to options granted under Parent's 1999 Omnibus Incentive Plan and standard form of option agreements under such plan, and (y) with respect to the 1998 Stock Plan, (A) to provide that, following the Closing, the calculation of the annual share replenishment feature set forth in Section 3 of such plan shall be based on the number of shares of Parent Common Stock issued and outstanding on the last day of the Parent's preceding fiscal year, and (B) to provide that the number of shares Company Common Stock available for grant immediately following the Closing under such plan shall be no less than 1,500,000 shares of Company Common Stock (without giving effect to the Exchange Ratio).

         Section 5.20 Grant of New Options. Subject to availability under the Assumed Company Option Plans, within five (5) days following the Closing
Date, Parent shall grant new options to employees of the Company who continue as employees of the Surviving Corporation or Parent after the Effective Time (the "Continuing Employees") to purchase up to 1,000,000 shares of the Parent Common Stock at an exercise price equal to the closing price of the Parent Common Stock on the date of grant pursuant to an Assumed Company Option Plan. In the event that the Company for any reason does not grant new Company Options, as recently contemplated, to purchase an aggregate of 689,000 shares of Company Common Stock to the Continuing Employees prior to the Closing
Date, within five (5) days following the Closing Date, Parent shall, based on the particular allocation of options to purchase Company Common Stock in such aforementioned contemplated grant by the Company, grant new options to the Continuing Employees to purchase a comparable number of shares the Parent Common Stock, after giving effect to the Exchange Ratio (consistent with the applicable conversion provision of assumed Company Options of Section 2.6 hereof), from the Assumed Company Option Plans assumed by Parent at an exercise price equal to the closing price of the Parent Common Stock on the date of grant. The Company shall grant all or none of such new Company
Options prior to the Closing Date. In no event shall Parent be obligated to grant any such options to Continuing Employees from any of Parent's stock option plans in effect on or after the Closing other than the Assumed Company Option Plans.

         Section 5.21 Payroll Tax Matters. Prior to Closing, the Company and each of its Subsidiaries shall take all appropriate actions, subject to the review and approval of Parent in its sole determination, to (i) satisfy any Company liability in respect of the underpayment of employment taxes, interest, and penalties, arising from, in connection with, or attributable to cancellation of indebtedness income for Company present or former employees as well as any other item of unreported compensation (the "Affected Payroll Items") and (ii) amend any Tax Returns, including without limitation, payroll tax and information returns, previously filed with the relevant governmental authorities in order that such filings, as amended, properly take into account the Affected Payroll Items.

         Section 5.22 Netherlands Lease. The Company shall use commercially reasonable efforts to terminate the Rental Agreement Office Space (for the premises located at 11th Floor, De Dreeftoren, Haaksbergweg, Amsterdam, Netherlands), by and between Dreef Tower Amsterdam, ValiCert, Inc. and ValiCert B.V., dated March 20, 2001 (the "Netherlands Lease") prior to the Closing, and settle any and all litigation pending or threatened (including obtaining an unconditional release to forever discharge the Company and its Subsidiaries and Parent and its Subsidiaries from any liability related to or arising from the Netherlands Lease) related to the Netherlands Lease prior to the Closing, in each case, on terms and conditions reasonably satisfactory to Parent.

         Section 5.23 Reseller Practices. The Company shall use all reasonable efforts to amend its agreements with each of the Company's resellers set forth in Schedule 5.23 attached hereto (each, a "Company Reseller"), so that by no later than the sixtieth (60) day following the Effective Date, each Company Reseller shall have adopted sales practices consistent with the revenue recognition practices of Parent, including, but not limited to, the practice of requiring such Company Reseller to deliver to the Company a fully executed end user license agreement, in form and substance reasonably acceptable to Parent, within five (5) days following any sale or transfer of the Company's software products by such Company Reseller to any third party.

         Section 5.24 Rescission Offer. The Company shall use commercially reasonable efforts to complete a written offer to repurchase securities in accordance with the terms and conditions of Section 25507(b) through (d) of the California Corporations Code (the "Corporations Code") in order that all optionees of Company be precluded from commencing an action under Section 25503 of the Corporations Code by reason of Section 25507(b) (the "Written Offer"), prior to the Closing. The Written Offer, to the extent permitted by the California Department of Corporations, shall be in the form set forth under Section 260.507 of Title 10 of the California Code of Regulations and shall conform to the guidelines set forth in Corporate Securities Release No. 36-C or other such appropriate form.

         Section 5.25  Board of Directors.

              (a) Parent shall take all necessary corporate action such that upon the Closing, one (1) individual designated by the Company (the "Company Designee") shall be a director of the Board of Directors, such Company Designee to be selected and named prior to the filing of the Parent Registration Statement.

              (b) Notwithstanding anything to the contrary in the foregoing, the selection of the Company Designee shall be subject to the approval of each of the Company's and Parent's Board of Directors.

                                  ARTICLE VI

                                  CONDITIONS

         Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Company, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

              (a) the Company shall have received the Company Stockholder Approval;

              (b) Parent shall have received Parent Stockholder Approval;

              (c) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting (collectively, "Restraints") the consummation of the Merger or the effective operation of the business of the Company and its respective Subsidiaries after the Effective Time;

              (d) all Requisite Regulatory Approvals shall have been obtained but excluding any Requisite Regulatory Approval the failure to obtain which would not have a material adverse effect on Parent, Sub, the Company or, after the Effective Time, the Surviving Corporation;

              (e) the shares of Parent Common Stock to be issued in the Merger shall have been qualified for inclusion in Nasdaq Stock Market; and

              (f) the Registration Statement shall have become effective under the Securities Act and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

         Section 6.2  Conditions to the Obligations of Parent and Sub.
The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

              (a) the representations and warranties of the Company shall be true and accurate both when made and (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Sections 3.2, 3.3 and 3.28 shall be true and correct in all respects; provided, however, that the representations and warranties set forth in
Section 3.2 shall be deemed true and correct in all respects if the sum of the differences between (i) the number of shares identified in each of the respective clauses set forth in Section 3.2; and (ii) the actual number of shares required to be identified in each such clause set forth in Section 3.2 is less than, in the aggregate, thirty thousand (30,000) shares;

              (b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

              (c) the Company shall have obtained, and there shall be in full force and effect, the consents described in Section 6.2 of the Company Disclosure Schedule, if any;

              (d) each of the Ancillary Agreements shall be valid, in full force and effect and complied with in all material respects;

              (e) since the date of this Agreement, there shall not have occurred any event, change or effect having, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries;

              (f) Parent shall have received the opinion of Skadden Arps, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Skadden Arps of representation letters from each of Parent and Company as contemplated in Section 5.15 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time;

              (g) Parent shall have received an opinion of Gray Cary, substantially in the form attached as Exhibit F-1 hereto and otherwise reasonably satisfactory in form and substance to Parent, addressed to Parent;

              (h) The Company shall have furnished Parent with a certificate dated the Closing Date signed on behalf of it by the Chairman of the Board of Directors of the Company or the President and Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 6.2(a) through (f) have been satisfied; and

              (i) Each employee of the Company as of the Effective Time shall have executed and delivered a Proprietary Rights and Confidentiality Agreement (as defined in Section 3.18) and confirmation of "at will" employment to Parent.

         Section 6.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company) of the following further conditions:

              (a) the representations and warranties of Parent and Sub shall be true and accurate (except for those representations and warranties that address matters only as of a particular date which need only be true and accurate as of such date) as of the Effective Time as if made at and as of such time, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole; provided, that the representations and warranties set forth in Sections 4.2 and 4.3 shall be true and correct in all respects;

              (b) each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Effective Time;

              (c) since the date of this Agreement, there shall not have occurred any event, change or effect having, or which could be reasonably likely to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries, taken as a whole;

              (d) the Company shall have received the opinion of Gray Cary, counsel to the Company, based upon representations of Parent, Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Gray Cary of representation letters from each of Parent and Company as contemplated in Section 5.15 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time;

              (e) the Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, substantially in the form attached as Exhibit F-2 hereto and otherwise reasonably satisfactory in form and substance to the Company, addressed to the Company; and

              (f) Parent shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the President of Parent to the effect that the conditions set forth in Sections 6.3(a) through (d) have been satisfied.

                                 ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(f), by written notice by the terminating party to the other party), and (except in the case of 7.1(e) and (f)) whether before or after the Parent Stockholder Approval or the Company Stockholder Approval, as the case may be:

              (a) by mutual written consent of the Company and Parent, if the Board of Directors of each so determines by a vote of a majority of its entire Board;

              (b) by either the Company Board or the Parent Board:

                     (i) if the Merger shall not have been consummated by September 15, 2003 unless the Company Board or Parent Board, as the case may be, has expressly restricted in writing its right to terminate this Agreement pursuant to this Section 7.1(b)(i); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;


                     (ii) if the Parent Stockholder Approval shall not have been obtained at the Parent Special Meeting duly convened therefor or at any adjournment or postponement thereof;

                     (iii) if the Company Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

                     (iv) if any Restraint having any of the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

              (c) by the Company Board (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Parent or is not cured within thirty (30) days of written notice thereof;

              (d) by the Parent Board (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the Company shall have materially breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by the Company or is not cured within thirty (30) days of written notice thereof;

              (e) by the Company Board, at any time prior to the Parent Special Meeting, if the Parent Board shall have (A) failed to include in the Proxy Statement/Prospectus to the stockholders of Parent its unanimous recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, (B) failed to reaffirm such recommendation within ten (10) business days of the Company's request, (C) subsequently withdrawn such recommendation or (D) modified or qualified such recommendation in a manner adverse to the interests of the Company; and

              (f) by the Parent Board, at any time prior to the Company Special Meeting, if the Company Board shall have (A) failed to include in the Proxy Statement/Prospectus to the stockholders of the Company its unanimous recommendation without modification or qualification that such stockholders approve this Agreement and the transaction contemplated hereby, (B) failed to reaffirm such recommendation within ten (10) business days of Parent's request, (C) subsequently withdrawn such recommendation or (D) modified or qualified such recommendation in a manner adverse to the interests of Parent.

         Section 7.2  Effect of Termination.

              (a) Except as set forth in Section 7.2(b) below, in the event of termination of this Agreement as provided in Section 7.1 hereof, there shall be no liability or obligation on the part of Parent, the Company, Sub or their respective officers, directors, stockholders or affiliates; provided, however, that nothing herein shall relieve any party from liability from the intentional or willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud; and provided that the provisions of this Section 7.2,
Section 8.1 and Section 5.3 of this Agreement and the confidentiality provisions set forth herein and in the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

              (b) The parties hereby agree that the Company shall be obligated to pay Parent a fee of $1.0 million upon the termination of this Agreement by Parent pursuant to Section 7.1(f) hereof.

              (c) Payment of the fee pursuant to Section 7.2(b) hereof shall be made not later than five (5) business days of delivery of notice of termination and demand for such payment.

              (d) Payment of the fee pursuant to Section 7.2(b) shall be the sole and exclusive remedy of the terminating party upon the termination of this Agreement pursuant to Section 7.1(f) hereof; provided, however, that payment of such fee shall not be in lieu of damages incurred in the event of the intentional or willful breach of the representations, warranties, covenants or agreements set forth in this Agreement or fraud.

         Section 7.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the Parent Stockholder Approval or the Company Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of such the stockholders of Parent (in the case of the Parent Stockholder Approval) and the stockholders of the Company (in the case of the Company Stockholder Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Company Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

         Section 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the provision of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this
Section 7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                ARTICLE VIII

                                MISCELLANEOUS

         Section 8.1 Fees and Expenses. Except as otherwise contemplated by this Agreement, including Section 7.2 hereof, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, and the issuance of any securities, including all legal, accounting and financial advisory fees and expenses ("Third Party Expenses"), shall be paid by the party incurring such expenses, except that (i) those costs and expenses incurred in connection with filing and printing (but not mailing) the Registration Statement and the Proxy Statement/Prospectus (including filing fees related thereto) shall be shared equally by Parent and the Company (provided, however, that Parent shall pay printing costs and expenses for the Registration Statement and the Proxy Statement/Prospectus as such costs and expenses become due and payable, but such printing costs and expenses shall be shared equally by Parent and the Company in the event this Agreement is terminated pursuant to Section 7.1 hereof), and (ii) the Company shall cause that portion of its Third Party Expenses which constitute legal, accounting and financial advisory fees and expenses to be invoiced or estimated and capped at or before the Closing and not to exceed, in the aggregate, $1,100,000.

         Section 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

         Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)  if to Parent or Sub, to:

                        Tumbleweed Communications Corp.
                        700 Saginaw Drive
                        Redwood City, California  94063
                        Attention:   Jeffrey C. Smith
                        Telephone:   (650) 216-2000
                        Facsimile:   (650) 216-2001

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        525 University Avenue - Suite 1100
                        Palo Alto, California  94301
                        Attention:    Gregory C. Smith
                        Telephone:    (650) 470-4500
                        Facsimile:    (650) 470-4590

                        and

              (b)  if to the Company, to:

                        Valicert, Inc.
                        1215 Terra Bella Avenue
                        Mountain View, California  94043
                        Attention:    John Vigouroux
                        Telephone:    (650) 567-5400
                        Facsimile:    (650) 254-0297

                        with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                        400 Hamilton Avenue
                        Palo Alto, California 94301-1825
                        Attention:    James M. Koshland
                        Telephone:    (650) 833-2000
                        Facsimile:    (650) 833-2001

         Section 8.4 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement, as the case may be, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 18, 2002. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

         Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.12 (Directors' and Officers' Insurance and Indemnification) hereof, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.



         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      TUMBLEWEED COMMUNICATIONS CORP.



                                      By: /s/ Douglas Sabella
                                          --------------------------------------
                                          Name:  Douglas Sabella
                                          Title: President


                                      VELOCITY ACQUISITION SUB, INC.



                                       By: /s/ Douglas Sabella
                                           -------------------------------------
                                           Name:  Douglas Sabella
                                           Title: President


                                       VALICERT, INC.


                                       By: /s/ John Vigouroux
                                           ------------------------------------
                                           Name:  John Vigouroux
                                           Title: President and CEO